UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2015

TRI Pointe Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35796	61-1763235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19540 Jamboree Road, Suite 300, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 438-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 6, 2015, TRI Pointe Group, Inc., a Delaware corporation (the “Company”), announced in a press release its financial results for the quarter ended September 30, 2015. A copy of the Company’s press release announcing these financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 2.02, including the exhibits attached hereto, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing. In addition, the press release furnished as an exhibit to this report includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; -Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2015, Ms. Kristin F. Gannon notified the Company of her decision not to stand for re-election to the Company's Board of Directors (the "Board") at the Company's 2016 Annual Meeting of Stockholders.  Ms. Gannon confirmed that her decision not to stand for re-election to the Board was due to her acceptance of a new position at another company and not due to any disagreement with the Company, including with respect to any matter relating to the Company's operations, policies or practices.

Item 9.01	Results of Operations
(d)	Exhibits
99.1	Press Release dated November 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI Pointe Group, Inc.

Date: November 6, 2015	By:	/s/ Michael D. Grubbs
Michael D. Grubbs, Chief Financial Officer and Treasurer

INDEX OF EXHIBITS

Exhibit No.	Description of Document

99.1	Press Release dated November 6, 2015

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